EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Bruce Rohde, Chairman and Chief Executive Officer of ConAgra Foods, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that ConAgra Foods, Inc.’s Quarterly Report on Form 10-Q for the quarter ended August 29, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of ConAgra Foods, Inc.

October 7, 2004

/s/ BRUCE ROHDE
Bruce Rohde
Chairman and Chief Executive Officer

I, Dwight J. Goslee, Executive Vice President, Strategic Development (Person performing the functions of the Chief Financial Officer) of ConAgra Foods, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that ConAgra Foods, Inc.’s Quarterly Report on Form 10-Q for the quarter ended August 29, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of ConAgra Foods, Inc.

October 7, 2004

/s/ DWIGHT J. GOSLEE
Dwight J. Goslee
Executive Vice President, Strategic Development (Person performing the function of the Chief Financial Officer)

A signed original of this written statement required by Section 906 has been provided to ConAgra Foods, Inc. and will be retained by ConAgra Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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